Exhibit B

Execution Version

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (this “Agreement”) is made and entered into as of December 26, 2018 by and among The Värde Skyway Master Fund, L.P. (the “Assignor”), The Värde Skyway Mini-Master Fund, L.P. and The Värde Skyway Fund, L.P. (collectively with The Värde Skyway Mini-Master Fund, L.P., the “Assignees”).

WHEREAS, the Assignor is a party to the Securities Purchase Agreement (the “Securities Purchase Agreement”), dated as of January 30, 2018, between Lilis Energy, Inc., a Nevada corporation (the “Company”), and The Värde Fund VI-A, L.P., Värde Investment Partners, L.P., The Värde Fund XI (Master), L.P., Värde Investment Partners (Offshore) Master, L.P., the Assignor and The Värde Fund XII (Master), L.P. (collectively, the “Värde Parties”);

WHEREAS, the Assignor is a party to the Registration Rights Agreement (the “January Registration Rights Agreement”), dated as of January 30, 2018, between the Company and the Värde Parties;

WHEREAS, the Assignor is a party to the Transaction Agreement (the “Transaction Agreement”), dated as of October 10, 2018, between the Company and the Värde Parties;

WHEREAS, the Assignor is a party to the Registration Rights Agreement (the “October Registration Rights Agreement”), dated as of October 10, 2018, between the Company and the Värde Parties;

WHEREAS, the Assignor is transferring to the Assignees, pursuant to stock powers dated as of the date hereof, the shares of Common Stock, Series C-1 9.75% Convertible Participating Preferred Stock, Series C-2 9.75% Convertible Participating Preferred Stock and Series D 8.25% Convertible Participating Preferred Stock of the Company acquired by the Assignor pursuant to each of the Securities Purchase Agreement and the Transaction Agreement;

WHEREAS, the Assignor desires to assign to the Assignees its rights and obligations under each of the Securities Purchase Agreement, the January Registration Rights Agreement, the Transaction Agreement and the October Registration Rights Agreement; and

WHEREAS, each of the Assignees desires to accept such rights of the Assignor and assume the Assignor’s obligations under each of the Securities Purchase Agreement, the January Registration Rights Agreement, the Transaction Agreement and the October Registration Rights Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual agreement of the parties hereto and other good and valuable consideration, the parties hereto hereby agree as follows:

1. Assignment and Assumption of Securities Purchase Agreement. In accordance with, and subject to, the terms of Section 5.7 of the Securities Purchase Agreement, the Assignor hereby assigns, conveys, transfers and delivers to the Assignees all of the Assignor’s rights and interest in and to the Securities Purchase Agreement and each of the Assignees, respectively, hereby assumes the Assignor’s duties and obligations under the Securities Purchase Agreement.

2. Assignment and Assumption of January Registration Rights Agreement. In accordance with, and subject to, the terms of Section 2.12 of the January Registration Rights Agreement, the Assignor hereby assigns, conveys, transfers and delivers to the Assignees all of the Assignor’s rights and interest in and to the January Registration Rights Agreement and each of the Assignees, respectively, hereby assumes the Assignor’s duties and obligations under the January Registration Rights Agreement.

3. Assignment and Assumption of Transaction Agreement. In accordance with, and subject to, the terms of Section 6.7 of the Transaction Agreement, the Assignor hereby assigns, conveys, transfers and delivers to the Assignees all of the Assignor’s rights and interest in and to the Transaction Agreement and each of the Assignees, respectively, hereby assumes the Assignor’s duties and obligations under the Transaction Agreement.

4. Assignment and Assumption of October Registration Rights Agreement. In accordance with, and subject to, the terms of Section 2.12 of the October Registration Rights Agreement, the Assignor hereby assigns, conveys, transfers and delivers to the Assignees all of the Assignor’s rights and interest in and to the October Registration Rights Agreement and each of the Assignees, respectively, hereby assumes the Assignor’s duties and obligations under the October Registration Rights Agreement.

5. Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed by the parties hereto.

6. Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

7. Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties and their successors and permitted assigns.

8. No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

9. Governing Law. This Agreement will be governed by and construed and enforced in accordance with the laws of the State of New York.

10. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

11. Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf signature page were an original thereof.

12. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

[Signature Pages Follow]

IN WITNESS WHERETO, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ASSIGNOR:

THE VÄRDE SKYWAY MASTER FUND, L.P.,
By: The Värde Skyway Fund G.P., LLC, its General Partner
By: Värde Partners, L.P., its Managing Member
By: Värde Partners, Inc., its General Partner

By:	/s/ Todd Jelen
Name:	Todd Jelen
Title:	Senior Managing Director

ASSIGNEES:

THE VÄRDE SKYWAY MINI-MASTER FUND, L.P.,
By: The Värde Skyway Fund G.P., LLC, its General Partner
By: Värde Partners, L.P., its Managing Member
By: Värde Partners, Inc., its General Partner

By:	/s/ Todd Jelen
Name:	Todd Jelen
Title:	Senior Managing Director

THE VÄRDE SKYWAY FUND, L.P.,
By: The Värde Skyway Fund G.P., LLC, its General Partner
By: Värde Partners, L.P., its Managing Member
By: Värde Partners, Inc., its General Partner

By:	/s/ Todd Jelen
Name:	Todd Jelen
Title:	Senior Managing Director

[Signature page to Assignment and Assumption Agreement]